                    CHL MORTGAGE PASS-THROUGH TRUST 2006-OA4

                                 ISSUING ENTITY

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                           $774,076,100 (APPROXIMATE)

                                   CWMBS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED FEBRUARY 24, 2006

             CHL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OA4
                                 ISSUING ENTITY

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006

The following classes of certificates are offered pursuant to this free writing prospectus:

            INITIAL CLASS                              INITIAL CLASS
             CERTIFICATE    PASS-THROUGH                CERTIFICATE    PASS-THROUGH
              BALANCE(1)       RATE(2)                   BALANCE(1)       RATE(2)
            -------------   ------------               -------------   ------------
Class A-1    $421,730,000     Floating     Class M-3    $ 3,911,000      Floating
Class A-2    $175,721,000     Floating     Class M-4    $10,612,000      Floating
Class A-3    $105,432,000     Floating     Class M-5    $ 3,911,000      Floating
Class A-R    $        100     Variable     Class M-6    $ 3,911,000      Floating
Class M-1    $ 24,957,000     Floating     Class M-7    $ 5,577,000      Floating
Class M-2    $ 13,452,000     Floating     Class M-8    $ 4,862,000      Floating

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the index on which the pass-through rates are based and their initial ratings, are listed in the tables under "Summary -- Description of the Certificates" beginning on page 6 of this free writing prospectus.

                                     SUMMARY

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2006-OA4, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of February 1, 2006 and the origination date for that mortgage loan.

CLOSING DATE

On or about February 28, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties. The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans had the following characteristics:

Aggregate Current Principal Balance   $782,174,327
Geographic Concentrations in excess
   of 10%:
California                                   64.93%
Florida                                      10.74%
Weighted Average Original LTV Ratio          75.44%
Weighted Average Mortgage Rate               3.676%
Range of Mortgage Rates                  1.000% to
                                             8.500%
Average Current Principal Balance     $    446,957
Range of Current Principal Balances   $  50,775 to
                                      $  2,000,000
Weighted Average Remaining Term to
   Maturity                             396 months
Weighted Average FICO Credit Score             700
Weighted Average Gross Margin                3.319%

Weighted Average Maximum Mortgage
   Rate                                      9.958%
Weighted Average Minimum Mortgage
   Rate                                      3.319%
Weighted Average Maximum Negative
   Amortization                                115%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue fifteen classes of certificates, twelve of which are offered by this free writing prospectus:

                    INITIAL                                        INITIAL
               CLASS CERTIFICATE                                    RATING     INITIAL
                BALANCE/INITIAL                                   (MOODY'S)     RATING
    CLASS     NOTIONAL AMOUNT (1)               TYPE                 (2)      (S&P) (2)
    -----     -------------------               ----              ---------   ---------
OFFERED CERTIFICATES
Class A-1         $421,730,000           Senior/ Floating           Aaa          AAA
                                         Pass-Through Rate
Class A-2         $175,721,000           Senior/ Floating           Aaa          AAA
                                         Pass-Through Rate
Class A-3         $105,432,000           Senior/ Floating           Aaa          AAA
                                         Pass-Through Rate
Class A-R         $        100           Senior/ Variable           Aaa          AAA
                                    Pass-Through Rate/ Residual
Class M-1         $ 24,957,000         Subordinate/ Floating        Aa1          AA+
                                        Pass- Through Rate
Class M-2         $ 13,452,000         Subordinate/ Floating        Aa1           AA
                                        Pass- Through Rate
Class M-3         $  3,911,000         Subordinate/ Floating        Aa2           AA
                                        Pass- Through Rate
Class M-4         $ 10,612,000         Subordinate/ Floating        Aa3           A+
                                        Pass- Through Rate
Class M-5         $  3,911,000         Subordinate/ Floating         A1           A+
                                        Pass- Through Rate
Class M-6         $  3,911,000         Subordinate/ Floating         A2           A
                                        Pass- Through Rate
Class M-7         $  5,577,000         Subordinate/ Floating        Baa1         BBB+
                                        Pass- Through Rate
Class M-8         $  4,862,000         Subordinate/ Floating        Baa3         BBB-
                                        Pass- Through Rate

NON-OFFERED CERTIFICATES (3)
Class M-9         $  4,187,000         Subordinate/ Floating
                                        Pass- Through Rate
Class C (4)       $  3,911,227        Interest Only/ Notional
                                              Amount
Class P (5)       $        100          Prepayment Charges

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class M-9, Class C and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class M-9, Class C and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class C Certificates are notional amount, interest-only certificates that will not have an initial class certificate balance. The notional amount of the Class C Certificates for the interest accrual period related to each distribution date will be equal to the amount of overcollateralization on the mortgage loans.

(5) The Class P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans. The Class P Certificates will have a class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans. The Class P Certificates will not bear interest.

The certificates will also have the following characteristics:

                 PASS-THROUGH RATE      PASS-THROUGH RATE
                   ON AND BEFORE              AFTER                              INTEREST
                     OPTIONAL               OPTIONAL                              ACCRUAL
    CLASS      TERMINATION DATE (1)   TERMINATION DATE (1)   ACCRUAL PERIOD     CONVENTION
    -----      --------------------   --------------------   --------------     ----------
OFFERED
CERTIFICATES
Class A-1           MTA + 0.960%           MTA + 0.960%            (2)          30/360 (3)
Class A-2         LIBOR + 0.270%         LIBOR + 0.540%            (4)        Actual/360 (5)
Class A-3         LIBOR + 0.340%         LIBOR + 0.680%            (4)        Actual/360 (5)
Class A-R               (6)                    (6)                 (2)           30/360(3)
Class M-1         LIBOR + 0.440%         LIBOR + 0.660%            (4)        Actual/360 (5)
Class M-2         LIBOR + 0.470%         LIBOR + 0.705%            (4)        Actual/360 (5)
Class M-3         LIBOR + 0.500%         LIBOR + 0.750%            (4)        Actual/360 (5)
Class M-4         LIBOR + 0.820%         LIBOR + 1.230%            (4)        Actual/360 (5)
Class M-5         LIBOR + 0.870%         LIBOR + 1.305%            (4)        Actual/360 (5)
Class M-6         LIBOR + 0.950%         LIBOR + 1.425%            (4)        Actual/360 (5)
Class M-7         LIBOR + 1.850%         LIBOR + 2.775%            (4)        Actual/360 (5)
Class M-8         LIBOR + 1.850%         LIBOR + 2.775%            (4)        Actual/360 (5)

NON-OFFERED
CERTIFICATES
Class M-9         LIBOR + 1.850%         LIBOR + 2.775%            (4)        Actual/360 (5)
Class C                 N/A                    N/A                 N/A              N/A
Class P                 N/A                    N/A                 N/A              N/A

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Calculation of LIBOR." The pass-through rate on the MTA Certificates may adjust monthly based on the level of one-year MTA, subject to a cap. MTA for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Calculation of MTA." If on any distribution date, the pass-through rate for a Class of LIBOR Certificates is based on the applicable interest rate cap, the holders of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "Description of the Certificates - Overcollateralization Provisions."

(2) The accrual period for any distribution date will be the calendar month before the distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(5) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the applicable accrual period.

(6) The pass-through rate on the Class A-R Certificates will equal to the weighted average adjusted net mortgage rates of the mortgage loans.

See "Description of the Certificates" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the certificates.

       DESIGNATION          CLASSES OF CERTIFICATES
       -----------          -----------------------
  Senior Certificates     Class A-1, Class A-2, Class
                               A-3 and Class A-R
                                  Certificates

      Subordinated        Class M-1, Class M-2, Class
Certificates or Class M   M-3, Class M-4, Class M-5,
      Certificates        Class M-6, Class M-7, Class
                               M-8 and Class M-9
                                  Certificates

   LIBOR Certificates       Class A-2, Class A-3 and
                              Class M Certificates

    MTA Certificates         Class A-1 Certificates

  Offered Certificates    Senior Certificates and the
                          Class M-1, Class M-2, Class
                           M-3, Class M-4, Class M-5,
                            Class M-6, Class M-7 and
                             Class M-8 Certificates

RECORD DATE

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-1 and Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on March 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the offered certificates is the distribution date in April 2046. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 6.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive:

     - the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance or notional amount, as applicable, of that class of certificates immediately prior to that distribution date,

     -    interest carry forward amount, and

     - for any class of LIBOR Certificates, any net rate carryover due and any accrued interest on this amount minus,

     - any net deferred interest allocated to that class of certificates on that distribution date.

The amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of net deferred interest on the mortgage loans for that distribution date that is allocated to such class of certificates, as described under "Description of the Certificates -- Interest" in this free writing prospectus. For any distribution date, the amount of the net deferred interest that will be allocated to the classes of certificates will equal the excess, if any, of the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date over the amount of principal payments, principal prepayments and subsequent recoveries received on the mortgage loans during the prepayment period and due period related to that distribution date (this amount is referred to as the "NET DEFERRED INTEREST"). In the case of any class of certificates, the net deferred interest allocated to such class of certificates will be added as principal to the outstanding class certificate balance of such class of certificates.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates (x) if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus and (y) to the extent principal collections exceed the deferred interest on the mortgage loans for the related due period. The priority of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans..

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

     - all scheduled installments of interest (after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on those mortgage loans in the applicable period, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

     - net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

     -    subsequent recoveries with respect to the mortgage loans;

     - partial or full prepayments collected on the mortgage loans during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

     - any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

FEES AND EXPENSES

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

     - the master servicing fee and additional servicing compensation due to the master servicer;

     -    the trustee fee due to the trustee;

     -    lender paid mortgage insurance premiums, if any;

     - the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

     - all prepayment charges (which are distributable only to the Class P Certificates); and

     - all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "Servicing of the Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Payments:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL AND INTEREST

On any distribution date, available funds will be distributed in the following order:

     (1) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, the current interest and interest carry forward amount for each such class and such distribution date;

     (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the current interest for each such class and such distribution date;

     (3) (A) for each distribution date prior to the stepdown date or on which a trigger event is in effect, in an amount up to the principal distribution amount for such distribution date, sequentially:

               (i) sequentially, (x) to the Class A-R Certificates, until its class certificate balance is reduced to zero, and (y) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (ii)sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

          (B) on each Distribution Date on or after the stepdown date so long as a trigger event is not in effect, sequentially:

               (i) concurrently, to the Class A-1, Class A-2, Class A-3 Certificates, pro rata, in an amount up to the senior principal distribution amount, until their respective class certificate balances are reduced to zero; and

               (ii)sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount up to the applicable subordinated class principal distribution amount for each such class, until their respective class certificate balances are reduced to zero;

     (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the interest carry forward amount for each such class;

     (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

     (6) concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, in an amount equal to the amount of net rate carryover for each such class;

     (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the amount of net rate carryover for each such class; and

     (8) to the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to related subordinated classes will comprise the sole source of finds from which credit enhancement is provided to the related senior certificates. Realized losses will be allocated to the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. Realized losses will not be allocated to the Class A Certificate.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate class certificate balance of the certificates.

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the initial aggregate class certificate balance of the senior and subordinated certificates by approximately $3,911,227. This amount is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates and the weighted average expense fee rate.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

See "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Within the classes with an "M" designation, the distribution priority is in numerical order.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority. Realized losses on the mortgage loans will be allocated solely to the classes of subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the rights under the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates, other than the Class A-R Certificates, will also represent the right to receive net rate carryover payments. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                  LOAN PROGRAMS

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------              ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
One-Year MTA...............    1,750    $782,174,327.43    100.00%   446,956.76     3.676      396        700        75.44
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

                            CURRENT MORTGAGE RATES(1)

                                                                                   WEIGHTED
                                                                       AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
CURRENT MORTGAGE RATE (%)      LOANS      OUTSTANDING       LOANS        ($)       (MONTHS)    SCORE     RATIO (%)
-------------------------    ---------  ---------------  ----------  -----------  ---------  --------  -------------
1.000......................      337    $174,252,485.00     22.28%    517,069.69     360        705        73.97
1.250......................       68      35,881,922.10      4.59     527,675.33     480        727        72.10
1.500......................      351     140,249,763.34     17.93     399,571.98     360        686        75.30
1.750......................       70      30,681,970.19      3.92     438,313.86     439        706        73.44
2.000......................       77      28,919,870.65      3.70     375,582.74     366        656        77.33
2.190......................        3         771,300.00      0.10     257,100.00     360        686        90.00
2.205......................        1         294,000.00      0.04     294,000.00     360        704        85.96
2.210......................        1         119,250.00      0.02     119,250.00     360        726        90.00
2.225......................        1         373,500.00      0.05     373,500.00     360        703        90.00
2.250......................       36      17,464,381.65      2.23     485,121.71     390        693        74.81
2.500......................       61      16,746,578.93      2.14     274,534.08     368        700        80.68
2.730......................        1         136,500.00      0.02     136,500.00     360        642        86.39
2.750......................        9       2,115,393.14      0.27     235,043.68     395        697        83.48
2.760......................        1         211,000.00      0.03     211,000.00     360        653        88.28
2.795......................        1         390,582.75      0.05     390,582.75     359        624        85.00
2.940......................        1         333,000.00      0.04     333,000.00     360        677        90.00
2.970......................        1         342,000.00      0.04     342,000.00     360        631        90.00
2.995......................        1         215,000.00      0.03     215,000.00     360        660        89.58
3.000......................       18       4,174,426.08      0.53     231,912.56     370        683        86.91
3.030......................        1         208,131.00      0.03     208,131.00     360        674        89.90
3.205......................        4         856,710.00      0.11     214,177.50     360        718        95.00
3.235......................        2         300,100.00      0.04     150,050.00     360        738        95.00
3.250......................       10       2,507,762.03      0.32     250,776.20     360        699        81.59
3.345......................        2         345,800.00      0.04     172,900.00     360        743        95.00
3.500......................        5       1,090,156.11      0.14     218,031.22     388        670        81.49
3.750......................        1         160,000.00      0.02     160,000.00     360        629        86.49
3.955......................        1         370,044.44      0.05     370,044.44     359        704        95.00
5.500......................        3       2,304,136.44      0.29     768,045.48     358        776        79.49
5.625......................        2         750,238.65      0.10     375,119.33     356        663        83.10
5.750......................        1         603,757.33      0.08     603,757.33     479        697        80.00
5.875......................        3       2,131,832.00      0.27     710,610.67     430        708        70.59
6.000......................       10       5,680,272.56      0.73     568,027.26     431        737        75.22
6.125......................        8       4,954,604.27      0.63     619,325.53     428        716        74.49
6.235......................        1         273,536.98      0.03     273,536.98     355        765        90.00
6.250......................       13       7,436,994.14      0.95     572,076.47     411        732        75.45
6.375......................       22      10,329,691.34      1.32     469,531.42     438        716        73.44
6.455......................        1         461,084.12      0.06     461,084.12     355        725        90.00
6.500......................       49      29,607,699.28      3.79     604,238.76     412        720        73.22
6.575......................        1         648,860.49      0.08     648,860.49     359        715        89.66
6.625......................       45      23,716,981.68      3.03     527,044.04     423        706        77.09
6.750......................       65      32,572,896.57      4.16     501,121.49     424        704        75.48
6.830......................        1         354,771.46      0.05     354,771.46     359        743        94.99

                                                                                   WEIGHTED
                                                                       AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
CURRENT MORTGAGE RATE (%)      LOANS      OUTSTANDING       LOANS        ($)       (MONTHS)    SCORE     RATIO (%)
-------------------------    ---------  ---------------  ----------  -----------  ---------  --------  -------------
6.875......................       73      38,080,958.41      4.87     521,656.96     426        706        74.23
7.000......................      332     142,730,014.98     18.25     429,909.68     422        698        76.37
7.035......................        1         356,262.06      0.05     356,262.06     357        721        90.00
7.080......................        1         399,461.19      0.05     399,461.19     359        730        94.61
7.125......................       11       4,309,717.53      0.55     391,792.50     447        685        74.59
7.190......................        1         264,720.95      0.03     264,720.95     359        759        90.00
7.195......................        1         506,207.02      0.06     506,207.02     359        687        90.00
7.200......................        1         240,033.49      0.03     240,033.49     359        655        91.66
7.250......................       23       8,991,656.17      1.15     390,941.57     478        702        77.27
7.295......................        1         333,937.01      0.04     333,937.01     359        631        85.00
7.305......................        1         260,598.15      0.03     260,598.15     359        734        90.00
7.335......................        1         202,167.15      0.03     202,167.15     359        776        90.00
7.340......................        1         358,563.63      0.05     358,563.63     359        658        90.00
7.365......................        2         471,550.00      0.06     235,775.00     358        703        89.99
7.375......................        3       1,213,894.68      0.16     404,631.56     358        666        76.97
7.500......................        1         235,729.96      0.03     235,729.96     359        782        78.75
7.570......................        1         281,556.19      0.04     281,556.19     359        682        88.13
7.625......................        1         194,776.22      0.02     194,776.22     479        630        84.63
7.645......................        1         217,256.95      0.03     217,256.95     359        762        95.00
7.670......................        1         506,701.31      0.06     506,701.31     359        685        88.26
7.740......................        1         400,361.58      0.05     400,361.58     358        664        89.89
7.750......................        1         279,218.08      0.04     279,218.08     357        634        69.83
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans (as so adjusted) is expected to be approximately 3.663% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans is expected to be approximately 3.676% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                             WEIGHTED
                                                                        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF CURRENT MORTGAGE     MORTGAGE      BALANCE       MORTGAGE    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)    LOANS      OUTSTANDING       LOANS         ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------  ---------  ---------------  ----------  ------------  --------  ---------  --------  -------------
 50,000.01 - 100,000.00....       16    $  1,340,537.34      0.17%      83,783.58    2.021      360       691        72.83
100,000.01 - 150,000.00....       93      12,050,327.29      1.54      129,573.41    3.118      378       695        73.90
150,000.01 - 200,000.00....      151      26,582,109.65      3.40      176,040.46    3.662      383       692        75.63
200,000.01 - 250,000.00....      169      38,309,827.42      4.90      226,685.37    3.548      385       691        76.69
250,000.01 - 300,000.00....      155      42,742,143.54      5.46      275,755.76    3.948      389       695        77.36
300,000.01 - 350,000.00....      162      52,552,576.83      6.72      324,398.62    3.813      389       685        77.04
350,000.01 - 400,000.00....      157      59,417,490.81      7.60      378,455.36    3.600      394       686        75.92
400,000.01 - 450,000.00....      127      54,767,057.51      7.00      431,236.67    3.335      390       701        76.79
450,000.01 - 500,000.00....      149      70,910,174.14      9.07      475,907.21    3.691      404       705        76.92
500,000.01 - 550,000.00....      104      54,391,494.68      6.95      522,995.14    4.082      398       702        77.08
550,000.01 - 600,000.00....       98      56,601,804.77      7.24      577,569.44    3.585      392       698        75.60
600,000.01 - 650,000.00....      120      75,834,575.48      9.70      631,954.80    3.516      389       704        76.76
650,000.01 - 700,000.00....       46      31,290,144.90      4.00      680,220.54    3.394      407       711        74.87
700,000.01 - 750,000.00....       31      22,506,679.29      2.88      726,021.91    3.710      406       709        73.79
750,000.01 - 1,000,000.00..      108      96,200,767.85     12.30      890,747.85    3.828      402       709        72.30
1,000,000.01-1,500,000.00..       54      69,165,125.31      8.84    1,280,835.65    3.606      408       701        72.40
1,500,000.01-2,000,000.00..       10      17,511,490.62      2.24    1,751,149.06    4.301      393       718        73.46
                               -----    ---------------    ------
   Total ..................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans is approximately $446,957.

                              FICO CREDIT SCORES(1)

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF                      MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES             LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------           ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
581-600....................       1     $    253,200.00      0.03%    253,200.00    1.000      360        595        80.00
601-620....................      20        9,877,629.17      1.26     493,881.46    4.100      405        615        71.84
621-640....................     143       52,057,203.42      6.66     364,036.39    2.985      375        631        72.90
641-660....................     221       81,820,113.78     10.46     370,226.76    3.467      384        652        74.68
661-680....................     327      140,558,249.04     17.97     429,841.74    3.658      390        670        76.85
681-700....................     291      140,017,469.93     17.90     481,159.69    3.608      396        690        76.33
701-720....................     227      108,944,108.30     13.93     479,929.99    3.925      403        710        75.76
721-740....................     187       85,785,261.94     10.97     458,744.72    3.680      400        729        75.17
741-760....................     143       74,973,483.79      9.59     524,290.10    3.927      407        751        74.85
761-780....................     116       55,252,279.89      7.06     476,312.76    4.036      405        769        75.25
781-800....................      65       29,523,188.47      3.77     454,202.90    3.582      401        787        75.27
801-820....................       6        2,262,387.29      0.29     377,064.55    2.184      436        808        55.76
Not Available..............       3          849,752.41      0.11     283,250.80    5.597      357        N/A        75.00
                               -----    ---------------   ------
   Total...................    1,750    $782,174,327.43   100.00%
                               =====    ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans is approximately 700.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL             MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIO (%)        LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------------      ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
50.00 or Less..............       38    $ 12,633,013.97      1.62%    332,447.74    3.940      415        700        39.85
50.01 to 55.00.............       26      11,179,185.59      1.43     429,968.68    3.066      407        711        53.46
55.01 to 60.00.............       36      21,001,298.15      2.68     583,369.39    3.164      380        699        58.50
60.01 to 65.00.............       64      31,919,639.67      4.08     498,744.37    3.539      410        690        63.16
65.01 to 70.00.............      260     112,002,875.42     14.32     430,780.29    3.341      393        705        69.17
70.01 to 75.00.............      253     148,482,409.13     18.98     586,886.99    3.733      397        696        74.31
75.01 to 80.00.............      926     404,381,779.64     51.70     436,697.39    3.601      398        701        79.63
80.01 to 85.00.............       15       3,666,166.07      0.47     244,411.07    4.423      366        660        84.65
85.01 to 90.00.............       82      24,191,526.37      3.09     295,018.61    5.605      364        690        89.54
90.01 to 95.00.............       50      12,716,433.42      1.63     254,328.67    5.909      361        721        94.82
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 75.44%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                          LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                        ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Alabama....................      10     $  6,462,112.44      0.83%    646,211.24    3.048      359        726        77.49
Alaska.....................       2          465,000.00      0.06     232,500.00    1.952      360        675        80.65
Arizona....................      78       26,407,536.74      3.38     338,558.16    3.713      390        707        73.72
Arkansas...................       1          648,451.01      0.08     648,451.01    7.000      359        724        68.42
California.................     982      507,899,945.90     64.93     517,209.72    3.808      403        699        74.61
Colorado...................      18        4,324,132.04      0.55     240,229.56    4.016      391        691        78.36
Connecticut................       7        4,724,538.60      0.60     674,934.09    2.057      360        657        73.61
District Of Columbia.......       1          399,750.00      0.05     399,750.00    3.000      360        748        75.00
Florida....................     254       83,973,465.85     10.74     330,604.20    3.256      381        701        77.79
Georgia....................       9        1,858,731.67      0.24     206,525.74    2.472      403        682        80.72
Hawaii.....................      21        7,912,485.56      1.01     376,785.03    2.652      399        701        76.89
Idaho......................      16        4,419,736.58      0.57     276,233.54    2.615      370        695        75.23
Illinois...................      18        5,600,940.02      0.72     311,163.33    4.089      386        685        76.03
Indiana....................       3          263,986.76      0.03      87,995.59    2.978      359        636        82.83
Kentucky...................       3        1,382,600.00      0.18     460,866.67    1.603      360        665        79.83
Louisiana..................       2          207,724.31      0.03     103,862.16    5.467      356        684        88.63
Maryland...................      15        7,760,735.38      0.99     517,382.36    3.858      363        695        76.74
Massachusetts..............      51       19,132,952.72      2.45     375,155.94    3.230      365        687        78.11
Michigan...................       1          294,350.65      0.04     294,350.65    7.000      359        728        79.73
Minnesota..................       8        2,552,450.00      0.33     319,056.25    1.490      386        680        78.50
Mississippi................       2          368,386.91      0.05     184,193.46    5.866      355        667        92.37
Missouri...................       1          329,550.00      0.04     329,550.00    1.500      360        659        65.00
Montana....................       5          938,399.35      0.12     187,679.87    4.542      400        685        74.21
Nevada.....................      99       40,003,384.44      5.11     404,074.59    4.019      394        714        76.52
New Jersey.................      14        4,918,382.17      0.63     351,313.01    4.355      365        686        80.38
New Mexico.................       1        1,316,928.00      0.17   1,316,928.00    1.000      360        749        75.25
New York...................      11        4,355,061.53      0.56     395,914.68    3.731      359        707        71.60
North Carolina.............       6        2,906,615.66      0.37     484,435.94    2.868      360        711        75.65
Ohio.......................       5        3,055,320.00      0.39     611,064.00    2.141      460        694        79.23
Oregon.....................      12        4,086,633.76      0.52     340,552.81    2.744      369        715        80.72
Pennsylvania...............       4        1,033,542.94      0.13     258,385.74    3.684      360        670        87.26
Rhode Island...............       4        1,274,745.74      0.16     318,686.44    4.539      399        686        82.12
South Carolina.............       2          966,660.00      0.12     483,330.00    1.599      396        676        74.84
South Dakota...............       1          132,541.38      0.02     132,541.38    2.250      359        661        80.00
Tennessee..................       4          792,958.81      0.10     198,239.70    2.645      415        716        83.41
Texas......................       8        2,376,711.35      0.30     297,088.92    5.555      413        679        80.65
Utah.......................      13        4,412,504.37      0.56     339,423.41    3.703      368        717        76.46
Virginia...................      20        9,610,748.07      1.23     480,537.40    4.400      371        712        78.67
Washington.................      36       12,069,229.26      1.54     335,256.37    2.735      398        707        74.67
West Virginia..............       1          160,000.00      0.02     160,000.00    3.750      360        629        86.49
Wyoming....................       1          374,397.46      0.05     374,397.46    6.875      479        782        75.00
                                -----   ---------------    ------
   Total...................     1,750   $782,174,327.43    100.00%
                                =====   ===============    ======

----------
(1) As of the cut-off date, no more than approximately 0.674% of the Mortgage Loans will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                   LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                 ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Refinance (cash-out).......      659    $292,082,175.47     37.34%    443,220.30    3.601      395        693        72.44
Purchase...................      811     358,154,943.19     45.79     441,621.38    3.773      394        710        78.01
Refinance (rate/term)......      280     131,937,208.77     16.87     471,204.32    3.578      401        690        75.11
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                  LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
2-4 Family Residence ......      148    $ 70,303,194.84      8.99%    475,021.59    3.052      393        709        73.27
Condominium Hotel .........        1         165,000.00      0.02     165,000.00    1.000      360        731        75.00
Hi-rise Condominium .......       48      24,301,272.45      3.11     506,276.51    2.762      373        708        78.07
Low-rise Condominium ......      236      68,378,268.22      8.74     289,738.42    3.870      394        702        78.08
Planned Unit Development ..      406     186,981,490.06     23.91     460,545.54    3.784      397        703        76.55
Single Family Residence ...      911     432,045,101.86     55.24     474,253.68    3.752      397        697        74.75
                               -----    ---------------    ------
   Total ..................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                 LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------               ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Investment Property .......      269    $ 79,479,100.55     10.16%    295,461.34    3.540      389        712        71.86
Primary Residence .........    1,328     641,674,697.16     82.04     483,188.78    3.702      396        698        75.72
Secondary Residence .......      153      61,020,529.72      7.80     398,826.99    3.585      399        707        77.15
                               -----    ---------------    ------
   Total ..................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)


                                                                        AVERAGE     WEIGHTED  WEIGHTED     WEIGHTED
                                           AGGREGATE                   PRINCIPAL    AVERAGE    AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF     BALANCE     CURRENT     FICO       ORIGINAL
REMAINING TERM                MORTGAGE      BALANCE       MORTGAGE    OUTSTANDING   MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)           LOANS      OUTSTANDING       LOANS         ($)       RATE (%)    SCORE     RATIO (%)
--------------------         ---------  ---------------  ----------  ------------  ---------  --------  -------------
480 .......................      126    $ 61,861,928.00      7.91%     490,967.68    1.511       717        73.24
479 .......................      284     142,209,318.87     18.18      500,737.04    6.737       704        74.57
478 .......................       56      27,174,747.36      3.47      485,263.35    6.804       717        76.26
477 .......................        5       2,574,420.49      0.33      514,884.10    6.656       718        76.22
476 .......................        1         544,230.27      0.07      544,230.27    7.250       710        80.00
475 .......................        1       1,475,304.04      0.19    1,475,304.04    6.500       783        75.00
360 .......................      914     389,750,602.50     49.83      426,422.98    1.437       694        75.34
359 .......................      285     123,869,806.19     15.84      434,630.90    6.684       705        77.15
358 .......................       42      18,795,845.29      2.40      447,520.13    6.810       672        77.23
357 .......................       19       6,395,166.29      0.82      336,587.70    6.865       717        80.29
356 .......................       10       4,255,633.54      0.54      425,563.35    6.235       709        70.70
355 .......................        7       3,267,324.59      0.42      466,760.66    6.656       692        80.16
                               -----    ---------------    ------
   Total ..................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 396 months.

                                GROSS MARGINS(1)

                                                                                             WEIGHTED
                                                                        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)               LOANS      OUTSTANDING       LOANS         ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------             ---------  ---------------  ----------  ------------  --------  ---------  --------  -------------
1.900 .....................        4    $  2,419,336.44      0.31%     604,834.11    5.381      358        770        79.99
2.025 .....................        2         750,238.65      0.10      375,119.33    5.625      356        663        83.10
2.075 .....................        1         612,000.00      0.08      612,000.00    1.000      360        798        69.94
2.150 .....................        1         603,757.33      0.08      603,757.33    5.750      479        697        80.00
2.275 .....................        3       2,131,832.00      0.27      710,610.67    5.875      430        708        70.59
2.400 .....................       16       8,085,082.56      1.03      505,317.66    4.569      415        728        75.36
2.450 .....................        2       1,115,000.00      0.14      557,500.00    1.400      408        700        65.14
2.525 .....................       19       9,773,104.27      1.25      514,373.91    3.706      400        720        76.15
2.600 .....................        1         436,580.00      0.06      436,580.00    1.000      360        787        80.00
2.650 .....................       21      10,641,365.14      1.36      506,731.67    4.732      400        737        74.31
2.775 .....................       56      29,486,819.34      3.77      526,550.35    2.954      389        716        73.52
2.800 .....................        1         968,000.00      0.12      968,000.00    1.750      360        764        80.00
2.850 .....................        2       1,430,477.61      0.18      715,238.81    2.968      360        736        76.79
2.900 .....................       92      52,324,686.48      6.69      568,746.59    3.950      395        715        72.72
2.925 .....................        1       1,725,067.19      0.22    1,725,067.19    6.500      359        720        75.00
2.950 .....................        1         672,175.94      0.09      672,175.94    1.750      359        686        75.00
2.975 .....................        4       3,274,646.00      0.42      818,661.50    1.436      386        669        72.38
3.025 .....................       89      48,658,132.74      6.22      546,720.59    3.747      396        705        75.86
3.050 .....................        1         606,201.94      0.08      606,201.94    6.625      359        657        75.00
3.100 .....................        7       3,457,729.04      0.44      493,961.29    1.327      408        688        73.87
3.150 .....................      143      67,783,948.57      8.67      474,013.63    3.860      394        700        74.29
3.175 .....................        3       2,220,800.10      0.28      740,266.70    1.687      375        700        69.15
3.225 .....................        5       2,005,963.00      0.26      401,192.60    1.509      417        699        78.31
3.250 .....................        1         997,616.93      0.13      997,616.93    6.875      359        780        66.67
3.275 .....................      176      86,094,652.56     11.01      489,174.16    3.685      398        708        74.15
3.300 .....................        1         481,600.00      0.06      481,600.00    1.750      360        675        80.00
3.325 .....................        1         266,363.72      0.03      266,363.72    7.000      359        756        64.96
3.350 .....................       12       6,223,730.00      0.80      518,644.17    1.366      370        728        70.93
3.400 .....................      706     287,805,866.44     36.80      407,657.03    4.183      399        694        75.86
3.425 .....................        3       1,037,036.82      0.13      345,678.94    4.707      384        684        65.20
3.450 .....................        5       1,337,584.51      0.17      267,516.90    4.744      359        670        78.35

                                                                                             WEIGHTED
                                                                        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                              MORTGAGE      BALANCE       MORTGAGE    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)               LOANS      OUTSTANDING       LOANS         ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------             ---------  ---------------  ----------  ------------  --------  ---------  --------  -------------
3.525 .....................       19      10,568,182.66      1.35      556,220.14    3.254      445        705        73.54
3.550 .....................        7       3,911,001.01      0.50      558,714.43    2.087      371        721        69.90
3.575 .....................        1         149,462.16      0.02      149,462.16    2.750      358        637        75.00
3.600 .....................       25      11,290,214.00      1.44      451,608.56    1.405      367        699        77.73
3.625 .....................        1         675,000.00      0.09      675,000.00    1.750      360        670        75.00
3.650 .....................       47      20,482,036.17      2.62      435,788.00    3.994      445        700        76.85
3.675 .....................        4       1,371,174.24      0.18      342,793.56    2.294      359        675        79.36
3.725 .....................       21       8,627,690.00      1.10      410,842.38    1.620      385        670        78.70
3.775 .....................        3       1,213,894.68      0.16      404,631.56    7.375      358        666        76.97
3.800 .....................       25       9,016,947.11      1.15      360,677.88    2.132      386        682        75.03
3.875 .....................       23      11,551,072.00      1.48      502,220.52    1.727      379        674        74.74
3.900 .....................        2         482,729.96      0.06      241,364.98    5.773      360        747        87.06
3.925 .....................        3       1,067,300.00      0.14      355,766.67    2.250      360        690        77.25
3.950 .....................       10       4,527,662.00      0.58      452,766.20    1.648      389        685        79.20
3.975 .....................        1         461,084.12      0.06      461,084.12    7.625      355        725        90.00
4.000 .....................      106      41,245,221.72      5.27      389,105.87    1.869      380        680        77.11
4.025 .....................        4       1,435,610.49      0.18      358,902.62    5.032      360        711        89.02
4.050 .....................       34       9,229,816.12      1.18      271,465.18    2.414      385        696        77.67
4.100 .....................        1         354,771.46      0.05      354,771.46    7.750      359        743        94.99
4.150 .....................        4         682,205.00      0.09      170,551.25    3.967      360        705        93.29
4.275 .....................        7       2,336,654.33      0.30      333,807.76    6.801      359        686        88.88
4.400 .....................        5       1,226,920.63      0.16      245,384.13    6.927      359        724        92.71
4.500 .....................        1         202,167.15      0.03      202,167.15    8.125      359        776        90.00
4.525 .....................        3         758,650.00      0.10      252,883.33    6.186      359        697        89.99
4.625 .....................        1         211,000.00      0.03      211,000.00    3.250      360        653        88.28
4.650 .....................        1         281,556.19      0.04      281,556.19    8.250      359        682        88.13
4.675 .....................        1         370,044.44      0.05      370,044.44    4.875      359        704        95.00
4.725 .....................        2         514,350.00      0.07      257,175.00    3.318      360        712        91.41
4.775 .....................        1         217,256.95      0.03      217,256.95    8.375      359        762        95.00
4.850 .....................        1         333,000.00      0.04      333,000.00    3.750      360        677        90.00
4.900 .....................        4       1,607,626.52      0.21      401,906.63    7.543      359        662        89.42
5.100 .....................        1         136,500.00      0.02      136,500.00    4.000      360        642        86.39
5.300 .....................        1         208,131.00      0.03      208,131.00    4.000      360        674        89.90
                               -----    ---------------    ------
   Total ..................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 3.319%.

                             MAXIMUM MORTGAGE RATES

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
MAXIMUM                      NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MORTGAGE                      MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RATE (%)                       LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------                     ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
 8.950.....................        2    $  1,139,820.43      0.15%    569,910.22    7.000      414        662        80.00
 9.925.....................        1         348,000.00      0.04     348,000.00    1.500      360        762        80.00
 9.950.....................    1,734     776,005,870.90     99.21     447,523.57    3.662      396        700        75.42
10.450.....................        1         152,105.00      0.02     152,105.00    1.500      360        687        70.00
10.700.....................        1         534,333.00      0.07     534,333.00    1.750      480        696        70.00
10.825.....................        1         390,582.75      0.05     390,582.75    3.375      359        624        85.00
10.950.....................        1         399,046.77      0.05     399,046.77    6.875      359        609        23.05
11.075.....................        1         260,598.15      0.03     260,598.15    7.875      359        734        90.00
11.325.....................        1         399,461.19      0.05     399,461.19    8.000      359        730        94.61
11.450.....................        3       1,063,619.82      0.14     354,539.94    5.647      359        682        83.52
11.950.....................        2         655,887.82      0.08     327,943.91    4.479      420        695        81.32
12.450.....................        1         622,834.45      0.08     622,834.45    6.750      359        695        77.52
13.200.....................        1         202,167.15      0.03     202,167.15    8.125      359        776        90.00
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1) As of the cut off date, the weighted average maximum mortgage rate of the Mortgage Loans was approximately 9.958% per annum.

                             MINIMUM MORTGAGE RATES

                                                                                              WEIGHTED
                                                                        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
MINIMUM                      NUMBER OF     PRINCIPAL     PERCENT OF     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MORTGAGE                      MORTGAGE      BALANCE       MORTGAGE    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RATE (%)                       LOANS      OUTSTANDING       LOANS         ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------                     ---------  ---------------  ----------  ------------  --------  ---------  --------  -------------
1.900......................       4     $  2,419,336.44     0.31%      604,834.11    5.381      358        770        79.99
2.025......................       2          750,238.65     0.10       375,119.33    5.625      356        663        83.10
2.075......................       1          612,000.00     0.08       612,000.00    1.000      360        798        69.94
2.150......................       1          603,757.33     0.08       603,757.33    5.750      479        697        80.00
2.275......................       3        2,131,832.00     0.27       710,610.67    5.875      430        708        70.59
2.400......................      16        8,085,082.56     1.03       505,317.66    4.569      415        728        75.36
2.450......................       2        1,115,000.00     0.14       557,500.00    1.400      408        700        65.14
2.525......................      19        9,773,104.27     1.25       514,373.91    3.706      400        720        76.15
2.600......................       1          436,580.00     0.06       436,580.00    1.000      360        787        80.00
2.650......................      21       10,641,365.14     1.36       506,731.67    4.732      400        737        74.31
2.775......................      56       29,486,819.34     3.77       526,550.35    2.954      389        716        73.52
2.800......................       1          968,000.00     0.12       968,000.00    1.750      360        764        80.00
2.850......................       2        1,430,477.61     0.18       715,238.81    2.968      360        736        76.79
2.900......................      92       52,324,686.48     6.69       568,746.59    3.950      395        715        72.72
2.925......................       1        1,725,067.19     0.22     1,725,067.19    6.500      359        720        75.00
2.950......................       1          672,175.94     0.09       672,175.94    1.750      359        686        75.00
2.975......................       4        3,274,646.00     0.42       818,661.50    1.436      386        669        72.38
3.025......................      89       48,658,132.74     6.22       546,720.59    3.747      396        705        75.86
3.050......................       1          606,201.94     0.08       606,201.94    6.625      359        657        75.00
3.100......................       7        3,457,729.04     0.44       493,961.29    1.327      408        688        73.87
3.150......................     143       67,783,948.57     8.67       474,013.63    3.860      394        700        74.29
3.175......................       3        2,220,800.10     0.28       740,266.70    1.687      375        700        69.15
3.225......................       5        2,005,963.00     0.26       401,192.60    1.509      417        699        78.31
3.250......................       1          997,616.93     0.13       997,616.93    6.875      359        780        66.67
3.275......................     176       86,094,652.56    11.01       489,174.16    3.685      398        708        74.15
3.300......................       1          481,600.00     0.06       481,600.00    1.750      360        675        80.00
3.325......................       1          266,363.72     0.03       266,363.72    7.000      359        756        64.96
3.350......................      12        6,223,730.00     0.80       518,644.17    1.366      370        728        70.93
3.400......................     706      287,805,866.44    36.80       407,657.03    4.183      399        694        75.86
3.425......................       3        1,037,036.82     0.13       345,678.94    4.707      384        684        65.20
3.450......................       5        1,337,584.51     0.17       267,516.90    4.744      359        670        78.35

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
MINIMUM                      NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MORTGAGE                      MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RATE (%)                       LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------                     ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
3.525......................       19      10,568,182.66      1.35     556,220.14    3.254      445        705        73.54
3.550......................        7       3,911,001.01      0.50     558,714.43    2.087      371        721        69.90
3.575......................        1         149,462.16      0.02     149,462.16    2.750      358        637        75.00
3.600......................       25      11,290,214.00      1.44     451,608.56    1.405      367        699        77.73
3.625......................        1         675,000.00      0.09     675,000.00    1.750      360        670        75.00
3.650......................       47      20,482,036.17      2.62     435,788.00    3.994      445        700        76.85
3.675......................        4       1,371,174.24      0.18     342,793.56    2.294      359        675        79.36
3.725......................       21       8,627,690.00      1.10     410,842.38    1.620      385        670        78.70
3.775......................        3       1,213,894.68      0.16     404,631.56    7.375      358        666        76.97
3.800......................       25       9,016,947.11      1.15     360,677.88    2.132      386        682        75.03
3.875......................       23      11,551,072.00      1.48     502,220.52    1.727      379        674        74.74
3.900......................        2         482,729.96      0.06     241,364.98    5.773      360        747        87.06
3.925......................        3       1,067,300.00      0.14     355,766.67    2.250      360        690        77.25
3.950......................       10       4,527,662.00      0.58     452,766.20    1.648      389        685        79.20
3.975......................        1         461,084.12      0.06     461,084.12    7.625      355        725        90.00
4.000......................      106      41,245,221.72      5.27     389,105.87    1.869      380        680        77.11
4.025......................        4       1,435,610.49      0.18     358,902.62    5.032      360        711        89.02
4.050......................       34       9,229,816.12      1.18     271,465.18    2.414      385        696        77.67
4.100......................        1         354,771.46      0.05     354,771.46    7.750      359        743        94.99
4.150......................        4         682,205.00      0.09     170,551.25    3.967      360        705        93.29
4.275......................        7       2,336,654.33      0.30     333,807.76    6.801      359        686        88.88
4.400......................        5       1,226,920.63      0.16     245,384.13    6.927      359        724        92.71
4.500......................        1         202,167.15      0.03     202,167.15    8.125      359        776        90.00
4.525......................        3         758,650.00      0.10     252,883.33    6.186      359        697        89.99
4.625......................        1         211,000.00      0.03     211,000.00    3.250      360        653        88.28
4.650......................        1         281,556.19      0.04     281,556.19    8.250      359        682        88.13
4.675......................        1         370,044.44      0.05     370,044.44    4.875      359        704        95.00
4.725......................        2         514,350.00      0.07     257,175.00    3.318      360        712        91.41
4.775......................        1         217,256.95      0.03     217,256.95    8.375      359        762        95.00
4.850......................        1         333,000.00      0.04     333,000.00    3.750      360        677        90.00
4.900......................        4       1,607,626.52      0.21     401,906.63    7.543      359        662        89.42
5.100......................        1         136,500.00      0.02     136,500.00    4.000      360        642        86.39
5.300......................        1         208,131.00      0.03     208,131.00    4.000      360        674        89.90
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1) As of the cut off date, the weighted average minimum mortgage rate of the Mortgage Loans was approximately 3.319% per annum.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
INITIAL RATE                 NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
ADJUSTMENT                    MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
DATE                           LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                 ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
October 1, 2005............        8    $  4,742,628.63      0.61%    592,828.58    6.607      392        720        78.56
November 1, 2005...........       11       4,799,863.81      0.61     436,351.26    6.350      370        709        71.76
December 1, 2005...........       24       8,969,586.78      1.15     373,732.78    6.805      391        717        79.12
January 1, 2006............       94      45,186,498.23      5.78     480,707.43    6.883      429        700        76.63
February 1, 2006...........      549     259,354,705.32     33.16     472,412.94    6.825      424        705        75.73
March 1, 2006..............      984     428,358,677.92     54.77     435,323.86    1.406      377        697        75.11
April 1, 2006..............       21       6,969,419.74      0.89     331,877.13    2.342      407        690        77.02
May 1, 2006................       59      23,792,947.00      3.04     403,270.29    2.208      363        700        74.17
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
MAXIMUM                      NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
NEGATIVE                      MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
AMORTIZATION(%)                LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------              ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
110........................       11    $  4,355,061.53      0.56%    395,914.68    3.731      359        707        71.60
115........................    1,739     777,819,265.90     99.44     447,279.62    3.676      396        700        75.46
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
FIXED RATE PERIOD             MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                       LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------            ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
1.........................     1,667    $750,872,866.27     96.00%    450,433.63    3.736      397        700        75.46
3..........................       83      31,301,461.16      4.00     377,126.04    2.247      373        696        74.95
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                             WEIGHTED
                                                                       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                           AGGREGATE                  PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
PREPAYMENT                   NUMBER OF     PRINCIPAL     PERCENT OF    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
CHARGE PERIOD                 MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                       LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
12.........................    1,750    $782,174,327.43    100.00%    446,956.76    3.676      396        700        75.44
                               -----    ---------------    ------
   Total...................    1,750    $782,174,327.43    100.00%
                               =====    ===============    ======

                           SERVICING OF MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The "EXPENSE FEE RATE" is the rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

     The expense fees consist of:

          - the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the "MASTER SERVICING FEE") with respect to each mortgage loan, equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the Master Servicing Fee Rate, and

          - fees payable to the trustee in respect of its activity as trustee under the pooling and servicing agreement.

     The "MASTER SERVICING FEE RATE" for each Mortgage Loan is 0.375% per annum.

     In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates --Fees and Expenses".

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from February 1, 2006) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "COMPENSATING INTEREST").

     If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The Mortgage Pass-Through Certificates, Series 2006-OA4 will consist of the Class A-1, Class A-2, Class A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class C and Class P Certificates. Only the classes of certificates identified herein as offered certificates are offered by this free writing prospectus (the "OFFERED CERTIFICATES").

When describing the certificates in this free writing prospectus, we use the following terms:

       DESIGNATION                     CLASSES OF CERTIFICATES
       -----------                     -----------------------
   Senior Certificates      Class A-1, Class A-2, Class A-3 and Class A-R
                                            Certificates
Subordinated Certificates    Class M-1, Class M-2, Class M-3, Class M-4,
                                  Class M-5, Class M-6, Class M-7,
 or Class M Certificates        Class M-8 and Class M-9 Certificates
    MTA Certificates                   Class A-1 Certificates
   LIBOR Certificates       Class A-2, Class A-3 and Class M Certificates
  Offered Certificates      Senior Certificates and Class M-1, Class M-2,
                             Class M-3, Class M-4, Class M-5, Class M-6,
                                Class M-7 and Class M-8 Certificates
  Private Certificates       Class M-9, Class C and Class P Certificates

The certificates are generally referred to as the following types:

         CLASS                            TYPE
         -----                            ----
Class A-1 Certificates      Senior/Floating Pass-Through Rate
Class A-2 Certificates      Senior/Floating Pass-Through Rate
Class A-3 Certificates      Senior/Floating Pass-Through Rate
Class A-R Certificates    Senior/Variable Pass-Through/Residual
Class M Certificates     Subordinate/Floating Pass-Through Rate

     The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates. The classes of offered certificates will have the respective initial Class Certificate Balances set forth on the cover page of this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 5%. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of offered certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

     - in the case of the Subordinated Certificates, the Applied Realized Loss Amounts allocated to the class;

and, increased by

     - the amount of Net Deferred Interest (as defined in this free writing prospectus) allocated to such class of certificates, as described in this free writing prospectus under "Description of the Certificates--Interest";

provided, however, that the Class Certificate Balance of the classes to which Realized Losses have been allocated will be increased sequentially in the order of payment priority from highest to lowest, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

     If the overcollateralization amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the lowest distribution priority (beginning with the Class M-9 Certificates) will be reduced if and to the extent that the aggregate Class Certificate Balance of the senior and subordinated certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their

Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Certificates - Book-Entry Certificates" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          - all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          -    all payments on account of prepayment charges on the Mortgage
               Loans;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all Advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the Trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

          - to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any Prepayment Charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the Trustee Fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                  AMOUNT                 GENERAL PURPOSE               SOURCE (2)                FREQUENCY
  --------------------     --------------------------------   ----------------   ---------------------------------   ------------
FEES

Master Servicing Fee /     One-twelfth of the Stated          Compensation       Amounts on deposit in the           Monthly
Master Servicer            Principal Balance of each                             Certificate Account representing
                           Mortgage Loan multiplied by the                       payments of interest and
                           Master Servicing Fee Rate (3)                         application of liquidation
                                                                                 proceeds with respect to that
                                                                                 mortgage loan.

                           -    All late payment fees,        Compensation       Payments made by obligors with      Time to time
                                assumption fees and other                        respect to the Mortgage Loans
                                similar charges (excluding
                                prepayment charges)

                           -    All investment income         Compensation       Investment income related to the    Monthly
                                earned on amounts on                             Certificate Account and the
                                deposit in the Certificate                       Distribution Account
                                Account and Distribution
                                Account

                           -    Excess Proceeds (4)           Compensation       Liquidation proceeds and            Time to time
                                                                                 Subsequent Recoveries

Trustee Fee (the           One-twelfth of the Trustee Fee     Compensation       Amounts on deposit in the           Monthly
"TRUSTEE FEE") / Trustee   Rate multiplied by the aggregate                      Certificate Account or the
                           Stated Principal Balance of the                       Distribution Account
                           outstanding Mortgage Loans (5)

EXPENSES

Insured expenses /         Expenses incurred by the master    Reimbursement of   To the extent the expenses are      Time to time
Master Servicer            servicer                           Expenses           covered by an insurance policy
                                                                                 with respect to the Mortgage Loan

Servicing Advances /       To the extent of funds             Reimbursement of   With respect to each Mortgage       Time to time
Master Servicer            available, the amount of any       Expenses           Loan, late recoveries of the
                           Servicing Advances                                    payments of the costs and
                                                                                 expenses, liquidation proceeds,
                                                                                 Subsequent Recoveries, purchase
                                                                                 proceeds or repurchase proceeds
                                                                                 for that Mortgage Loan (6)

Indemnification            Amounts for which the sellers,     Indemnification    Amounts on deposit on the           Monthly
expenses / the sellers,    the master servicer and                               Certificate Account
the master servicer and    depositor are entitled to
the depositor              indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The "RECORD DATE" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.

     On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and then distribute them to the Class P Certificates.

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest on the Mortgage Loans due on the related Due Date that are received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

               (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

               (3) all Advances relating to interest in respect of the Mortgage Loans,

               (4) amounts paid by the master servicer in respect of Compensating Interest, and

               (5) liquidation proceeds on the Mortgage Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

          minus

          (b) all non-recoverable Advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.

     The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected or advanced on the Mortgage Loans with respect to the related Due Date,

               (2) prepayments on the Mortgage Loans collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

               (4) any Substitution Adjustment Amounts in respect of Mortgage Loans, and

               (5) all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period, minus

          (b) all non-recoverable Advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

     "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

     On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period.

     For any Distribution Date, the "ACCRUAL PERIOD" for the LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. For any Distribution Date, the Accrual Period for the MTA and Class A-R Certificates will be the calendar month before the distribution date. Interest on the MTA and Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

     The "INTEREST FUNDS" for any Distribution Date are equal to the Interest Remittance Amount minus the Trustee Fee for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of interest-bearing certificates (other than the Class A-R Certificates) and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date minus the Net Deferred Interest, if any, allocated to that class of certificates.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of offered certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     The "PASS-THROUGH RATE," with respect to each Accrual Period and the LIBOR Certificates will be a per annum rate equal to the lesser of:

     (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period and

     (2) the Net Rate Cap for such class for such Distribution Date.

     The "PASS-THROUGH RATE" with respect to each Accrual Period and the MTA Certificates will be a per annum rate equal to the lesser of:

     (1) the most recently available One-Year MTA for such Accrual Period (calculated as described below under "-- Calculation of One-Year MTA") plus the Pass-Through Margin for such class and Accrual Period and

     (2) the Net Rate Cap for such class for such Distribution Date.

     The "PASS-THROUGH RATE" with respect to each Accrual Period for the Class A-R Certificates will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rate for the Class A-R Certificates for the accrual period for the first Distribution Date is expected to be approximately 3.2790%.

     The "PASS-THROUGH MARGIN" for each class of interest-bearing certificates (other than the Class A-R Certificates) is as follows:

                        PASS-THROUGH MARGIN
                        -------------------
CLASS OF CERTIFICATES       (1)     (2)
---------------------      -----   -----
Class A-1............      0.960%  0.960%
Class A-2............      0.270%  0.540%
Class A-3............      0.340%  0.680%
Class M-1............      0.440%  0.660%
Class M-2............      0.470%  0.705%
Class M-3............      0.500%  0.750%
Class M-4............      0.820%  1.230%
Class M-5............      0.870%  1.305%
Class M-6............      0.950%  1.425%
Class M-7............      1.850%  2.775%
Class M-8............      1.850%  2.775%
Class M-9............      1.850%  2.775%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

     The Class C and Class P Certificates do not have Pass-Through Rates.

     "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan (minus the premium for any lender paid mortgage insurance) as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

     "The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any Distribution Date means the average of the Adjusted Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     The "NET RATE CAP" for the LIBOR Certificates and each Distribution Date is equal to the product of (a) the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to unscheduled principal collections received in the Prepayment Period related to that prior Due Date) (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related interest accrual period. The Net Rate Cap for the MTA Certificates and each Distribution Date is equal to the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to unscheduled principal collections received in the Prepayment Period related to that prior Due Date).

     The "NET RATE CARRYOVER" for a class of LIBOR Certificates, on any Distribution Date is the excess of:

          (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

          (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

     plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

ALLOCATION OF NET DEFERRED INTEREST

     With respect to each Mortgage Loan and each related Due Date, "DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

     With respect to any Distribution Date, the "NET DEFERRED INTEREST" is equal to the excess, if any, of the deferred interest that accrued on the Mortgage Loans as described above, over the Principal Remittance Amount for such Distribution Date.

     To the extent that there is Net Deferred Interest on a Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the certificates in an amount equal to the excess, if any, for each such class of
(i) the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date, over (ii) the amount that would have been calculated in clause (i) had the Pass-Through Rate for such class equaled the Adjusted Cap Rate for such class and such Distribution Date.

     Any Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of the applicable class of certificates. However, the amount of Net Deferred Interest allocated to any class of certificates on a Distribution Date will not exceed the amount of Current Interest for such class for such Distribution Date.

     The "ADJUSTED CAP RATE" for any Distribution Date and any class of certificates will equal the excess of (A) the weighted average Adjusted Net Mortgage Rate for the Mortgage Loans for that distribution date over (B) a fraction (expressed as a percentage) the numerator of which is the product of
(i) the Net Deferred Interest, if any, on the Mortgage Loans for that Distribution Date and (ii) 12, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period). With respect to the LIBOR Certificates, the Adjusted Cap Rate will be multiplied by a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the Accrual Period.

PRINCIPAL

     The "PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date, is the excess, if any, of:

          (i) the aggregate Class Certificate Balance of the senior and subordinated certificates immediately prior to such Distribution Date, over

          (ii) the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such Distribution Date.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (A) the product of (i) (x) 74.6569054824% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in March 2012 or (y) 79.7255243859% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in March 2012 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) minus the OC Floor.

     "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

     (1) the sum of:

          (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date),

          (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and

          (c) the Class Certificate Balance of such class of Subordinated Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinated Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" for each class of subordinated certificates will equal the respective percentages indicated in the following table:

              Initial Target   Stepdown Target   Stepdown Target
              Subordination     Subordination     Subordination
                Percentage      Percentage (1)    Percentage (2)
              --------------   ---------------   ---------------
Class M-1..    6.9465168738%    17.3662921844%    13.8930337475%
Class M-2..    5.2266956615%    13.0667391537%    10.4533913230%
Class M-3..    4.7266792505%    11.8166981262%     9.4533585009%
Class M-4..    3.3699484517%     8.4248711294%     6.7398969035%
Class M-5..    2.8699320407%     7.1748301018%     5.7398640814%
Class M-6..    2.3699156297%     5.9247890742%     4.7398312594%
Class M-7..    1.6569032226%     4.1422580564%     3.3138064451%
Class M-8..    1.0353026625%     2.5882566562%     2.0706053250%
Class M-9..    0.5000000000%     1.2500000000%     1.0000000000%

----------
(1) For any Distribution Date occurring on or after the Distribution Date occurring in March 2009 and prior to the Distribution Date occurring in March 2012.

(2) For any Distribution Date occurring on or after the Distribution Date occurring in March 2012.

     The Initial Target Subordination Percentages will not be used to calculate distributions on the subordinated certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the overcollateralization amount. The Initial Target Subordination Percentage for any class of subordinated certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

     "OC FLOOR" means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

     "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.5000% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in March 2012, an amount equal to 1.2500% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in March 2012, an amount equal to 1.0000% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (ii) the OC Floor.

provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

     "STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in March 2009 and
     (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to unscheduled principal collections received in the Prepayment Period related to that Due Date) over the aggregate Class Certificate Balance of the Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of the current Distribution Date (after giving effect to unscheduled principal collections received in the Prepayment Period related to that Due Date) is greater than or equal to (a) on any Distribution Date prior to the Distribution Date in March 2012, 25.3430945176% and (b) on any Distribution Date on or after the Distribution Date in March 2012, 20.2744756141%.

     A "TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

     A "DELINQUENCY TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of the Senior Enhancement Percentage and (i) 27.61% for each Distribution Date prior to the Distribution Date in March 2012 and (ii) 34.52% for each Distribution Date on or after the Distribution Date in March 2012.

     The "SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

               (b) (i) before the aggregate Class Certificate Balance of the Senior Certificates has been reduced to zero, the aggregate Class Certificate Balance of the Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the Business Day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date,

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below:

DISTRIBUTION DATE              PERCENTAGE
-----------------              ----------
March 2008 - February 2009..   0.20% with respect to March 2008, plus an additional 1/12th of
                                   0.20% for each month thereafter through February 2009
March 2009 - February 2010..   0.40% with respect to March 2009, plus an additional 1/12th of
                                   0.30% for each month thereafter through February 2010
March 2010 - February 2011..   0.70% with respect to March 2010, plus an additional 1/12th of
                                   0.35% for each month thereafter through February 2011
March 2011 - February 2012..   1.05% with respect to March 2011, plus an additional 1/12th of
                                   0.35% for each month thereafter through February 2012
March 2012 - February 2013..   1.40% with respect to March 2012, plus an additional 1/12th of
                                   0.15% for each month thereafter through February 2013
March 2013 and thereafter...   1.55%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of subordinated certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates and Distribution Date and the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to unscheduled principal collections, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

     A "REALIZED LOSS" with respect to any Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

RESIDUAL CERTIFICATES

     The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the trust fund will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the classes of certificates. As a result, interest collections on the Mortgage Loans net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the certificates and the related fees and expenses payable by the trust fund. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

DISTRIBUTION OF AVAILABLE FUNDS

     On each Distribution Date, the Available Funds will be distributed in the following amounts and order of priority:

          (1) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date;

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class and such Distribution Date;

          (3) (A) for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in an amount up to the Principal Distribution Amount for such Distribution Date, sequentially:

               (i) sequentially, (x) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and (y) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

               (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

          (B) on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, sequentially:

               (i) concurrently, to the Class A-1, Class A-2, Class A-3 Certificates, pro rata, in an amount up to the Senior Principal Distribution Amount, until their respective Class Certificate Balances are reduced to zero; and

               (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount up to the applicable Subordinated Class Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero;

          (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the amount of Interest Carry Forward Amount for each such class;

          (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the amount of Unpaid Realized Loss Amount for each such class;

          (6) concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, in an amount equal to the amount of Net Rate Carryover for each such class;

          (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the amount of Net Rate Carryover for each such class; and

          (8) to the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1) with an established place of business in London,

          (2) which have been designated as such by the Trustee and

          (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CALCULATION OF ONE-YEAR MTA

     One-Year MTA is a per annum rate equal to the twelve-month moving average monthly yield on United Stated Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)". The One-Year MTA used for each interest accrual period will be the most recent One-Year MTA figure available as of fifteen days prior to the commencement of that interest accrual period (a "ONE-YEAR MTA DETERMINATION DATE").

     If One-Year MTA is no longer available, the calculation agent will choose a new index for the Class A-1 Certificates (the "MTA CERTIFICATES") that is based on comparable information. When the calculation agent chooses a new index for the MTA Certificates, it will increase or decrease the Pass-Through Margin by the difference between the average One-Year MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The Pass-Through Margin will be increased by that difference if the average One-Year MTA is greater than the average replacement index, and the Pass-Through Margin will be decreased by that difference if the replacement index is greater than the average One-Year MTA.

CARRYOVER RESERVE FUND

     The pooling and servicing agreement establishes an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of interest-bearing certificates (other than the Class A-R Certificates). On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     In addition to the $1,000 deposit described in the second preceding paragraph, on the closing date the depositor shall cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the interest-bearing certificates (other than the Class A-R Certificates) with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed, sequentially, as follows:

     - first to all of the classes of senior certificates (other than the Class A-R Certificates), pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and

     - second, sequentially, to all of the classes of subordinated certificates, beginning with the class of subordinated certificates with the highest distribution priority, in each case based upon the amount of any Net Rate Carryover with respect to each such class of certificates.

Any such amount deposited by the depositor as described in the first sentence of this paragraph that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to the Depositor and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the senior and subordinated certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT."

     Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.